Exhibit 10.3

SECURITY AGREEMENT AND ASSIGNMENT

THIS SECURITY AGREEMENT AND ASSIGNMENT, dated effective as of April 8,
2021 ("Security Agreement"), made by Mile High LNG LLC, a Delaware limited liability company, Stabilis GDS, Inc. (formerly Prometheus Energy Group, Inc.), a Delaware corporation, Stabilis LNG Eagle Ford LLC, a Delaware limited liability company, and Stabilis Energy Services, LLC, a Texas limited liability company, (collectively, "Debtor") to and in favor of AmeriState Bank, an Oklahoma state banking corporation ("Secured Party"), with reference to the following:

A.    Stabilis Solutions, Inc., a Florida corporation (“Borrower”), as Borrower, and the
Secured Party, as Lender, are parties to a certain Loan Agreement dated effective as of April 8,
2021, (such Loan Agreement, as the same may be hereafter amended, supplemented, modified or restated, is referred to herein as the "Loan Agreement"), whereby the Secured Party has agreed to the extension of a $10,000,000.00 advancing loan until April 8, 2031, evidenced by ten separate
$1,000,000.00 Advancing Notes dated as of April 8, 2021, as extended from time to time via amendment.

B. The Loan Agreement requires, as a condition precedent to Secured Party's liabilities, indebtedness and obligations thereunder, that Debtor execute and deliver to Secured Party this Security Agreement. Each Debtor is a wholly owned subsidiary of Borrower.

C. To secure the Indebtedness and performance of Borrower under the Loan Agreement, and the Loan Documents and the Note, all as more particularly described and defined therein, and to secure the Indebtedness, Debtor is executing and delivering this Security Agreement as well as certain other Loan Documents described and defined in the Loan Agreement.

NOW, THEREFORE, to induce Secured Party to enter into the Security Agreement, to consummate the transaction provided for therein, and for other valuable considerations, the receipt of which is hereby acknowledged, Debtor and Secured Party hereby agree as follows:

ARTICLE I
DEFINITIONS

1.1. Terms Defined in Loan Agreement. All capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Loan Agreement, except only as otherwise provided in Section 1.2 below.

1.2. Terms Defined in the UCC. Each term used herein which is defined in the UCC and not otherwise defined herein, shall have the respective meaning given such term in the UCC. Notwithstanding the different meanings that might be ascribed in different or various versions or enactments of the UCC from time to time in any of the applicable jurisdictions (Oklahoma or otherwise) to items or types of collateral described or referenced in this Security Agreement, it is the express intent of Debtor and Secured Party that in each case the more encompassing of such meanings or definitions thereof is intended to be applicable in all respects and for all purposes.

1.3. Definitions of Certain Terms Used Herein. As used in this Security Agreement, in addition to the terms defined in the Preamble and Recitals hereof, the following terms shall have the following meanings:

"Charter Documents" means the Articles of Incorporation of the Debtor, as applicable, as filed in the office of the Secretary of State of the jurisdiction in which Debtor has been organized, as amended or restated from time to time, and all other agreements and instruments regarding the formation and governance thereof.

"Collateral" shall have the meaning assigned to it on Schedule 1 attached hereto. "Default" means an event described in Section 5.1.
"Event of Default" means an event which but for the lapse of time or the giving of notice, or both, would constitute a Default.

"Lien" means any lien (statutory or other), security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, capitalized lease or other title retention agreement).

"Proceeds" shall have the broadest and most extensive meaning now or hereafter given or assigned to such term in Article 9 of the UCC and, in any event, shall include, but not be limited to, (i) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to the Debtor from time to time with respect to the Collateral, (ii) any and all payments (in any form whatsoever) made or due and payable to Debtor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental authority, and (iii) all proceeds in the form of accounts, collections, contract rights, documents, instruments, chattel paper, supporting obligations, letter of credit rights, general intangibles or payment intangibles relating in whole or in part to the Collateral.

"Supporting Obligations" shall have the meaning given such term in Article 9 of the UCC.

"UCC" means the Uniform Commercial Code as in effect on the date hereof in the State of Oklahoma, except that the term "UCC" means the Uniform Commercial Code as in effect on the date hereof or hereinafter amended, modified or re-enacted from time to time in such other applicable state or states as may be required for the creation, perfection or enforcement of the security interest and rights created herein and as otherwise specified herein.

The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

ARTICLE II
GRANT OF SECURITY INTEREST

Debtor hereby pledges, transfers, assigns and grants to Secured Party, a first priority security interest in and to the Collateral to secure the prompt and complete payment and performance of the Indebtedness.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

Debtor represents and warrants to Secured Party that:

3.1. Title, Authorization, Validity and Enforceability. Debtor has good and valid rights in or the power to transfer the Collateral and title to the Collateral with respect to which it has purported to grant a security interest hereunder, free and clear of all Liens except for Permitted Encumbrances and Liens expressly permitted under Section 4.1.6, and have full power and authority to grant to Secured Party the security interest in such Collateral pursuant hereto. The execution and delivery by the Debtor of this Security Agreement has been duly authorized by proper company proceedings (as applicable), and this Security Agreement constitutes a legal, valid and binding obligation of Debtor and creates a security interest which is enforceable against Debtor in all now owned and hereafter acquired Collateral. When a financing statement has been filed against Debtor in the central filing office of Debtor's jurisdiction of organization, Secured Party will have a fully perfected, first priority security interest in that Collateral in which a security interest may be perfected by filing, subject only to Liens expressly permitted under Section 4.1.6.

3.2. Conflicting Laws and Contracts. Neither the execution and delivery by Debtor of this Security Agreement, the creation and perfection of the security interest in the Collateral granted hereunder, nor compliance with the terms and provisions hereof will violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on Debtor or the Debtor’s articles or certificate of incorporation or by-laws, the provisions of any indenture, instrument or agreement to which Debtor is a party or is subject, or by which it or its property, is bound, or conflict with or constitute a default thereunder, or result in the creation or imposition of any Lien pursuant to the terms of any such indenture, instrument or agreement (other than any Lien of Secured Party).

3.3. Principal Location. Debtor's mailing address, and the location of its chief executive offices (if it has more than one place of business) is: 11750 Katy Freeway, Suite 900, Houston, Texas 77079.

3.4. No Other Names. Except as specifically provided in the first paragraph of this Security Agreement, Debtor has not conducted business under names except the names in which it has executed this Security Agreement. Debtor's name set forth on the signature page hereof is accurate and correct in all respects and, as to Debtor, is the exact same name of Debtor as shown on the organizational documents, as amended, of Debtor filed with the applicable governmental office of the jurisdiction in which Debtor has been formed as a registered organization.

3.5.    No Default. No Default or Event of Default exists.

3.6.    Intentionally Left Blank.

3.7. Filing Requirements. None of the Collateral is of a type for which security interests or liens may be perfected by filing under any federal statute.

3.8. No Financing Statements. No financing statement describing all or any portion of the Collateral which has not lapsed or been terminated naming Debtor, as debtor, has been filed in any jurisdiction except (i) financing statements naming Secured Party as secured party, or (ii) as permitted by Section 4.1.6.

3.9. Organization. Debtor is organized as the type of entity set forth on the signature page hereof. Debtor is in good standing in the jurisdiction of its organization or formation and in each state in which Debtor operates its business.

3.10. Collateral Use/Purposes. Debtor stipulates, acknowledges and agrees that the transactions secured by the Collateral described in this Security Agreement and the underlying Loan Documents described and defined in the Loan Agreement do not constitute consumer or consumer related transactions in any manner or respect and that the loan proceeds evidencing the Indebtedness are not for personal, family, household or agricultural purposes but are solely for business and commercial uses and purposes.

3.11. No Assumption of Obligations by Secured Party. Neither this Security Agreement nor any action by Secured Party shall constitute an assumption by Secured Party of any obligations of Debtor under the contracts or any Debtor's ownership in any of the Collateral, and Debtor shall continue to be liable for all obligations of Debtor under the contracts and in the Collateral. Debtor hereby agrees to punctually perform and observe all of the terms, conditions, and requirements of the contracts and the ownership interests in the Collateral to be performed or observed by Debtor.

ARTICLE IV
COVENANTS

From the date of this Security Agreement, and thereafter until this Security Agreement is terminated:

4.1.    General.

4.1.1. Inspection. Debtor will permit Secured Party, by its representatives and agents (i) to inspect the Collateral, (ii) to examine and make copies of the records of Debtor relating to the Collateral and (iii) to discuss the Collateral and the related records of Debtor with, and to be advised as to the same by, Debtor's officers and employees, all at such reasonable times and intervals as Secured Party may determine, and all at Borrower's expense (provided that Borrower shall not be obligated to pay for the cost of more than one inspection in any twelve (12) month period).

4.1.2. Payment of Taxes. Debtor will pay and discharge promptly when due all taxes, capital contributions, assessments, forced contributions, governmental charges, fines and penalties, of every description, payable by it with respect to or which, if not paid, could result in a Lien upon any of the Collateral (other than any Permitted Encumbrance). In the event Debtor should for any reason fail to pay and discharge promptly any such taxes, assessments, forced contributions, governmental charges, fines, or penalties when due, then Secured Party shall be authorized, but shall not be obligated, to pay the same, with full subrogation to all rights of any Person by reason of such payment, and the amounts so paid, together with interest thereon at the rate specified in the Term Note, shall be secured by the Collateral.

4.1.3. Records and Reports; Notification of Default. Debtor will maintain complete and accurate books and records with respect to the Collateral, and furnish to Secured Party such reports relating to the Collateral as Secured Party shall from time to time request. Debtor will give prompt notice in writing to Secured Party of the occurrence of any Default or Event of Default and of any other development, financial or otherwise, which might materially and adversely affect the Collateral.

4.1.4. Financing Statements and Other Actions; Defense of Title. Debtor hereby authorizes Secured Party to file any financing statements (including amendments), continuation statements, inventory lists, lien entry forms or other similar documents which Secured Party deems necessary in order to protect, preserve, continue, perfect, extend or maintain a valid security interest in the Collateral to secure payment of the Indebtedness. Debtor will take any and all actions necessary to defend title to the Collateral against all persons and to defend the security interest of Secured Party in the Collateral and the priority thereof against any Lien not expressly permitted hereunder.

4.1.5. Disposition of Collateral. Debtor may make dispositions not otherwise prohibited by the Loan Agreement.

4.1.6. Liens. Debtor will not create, incur, permit or suffer to exist any Lien on the Collateral except the security interest created by this Security Agreement and any Permitted Encumbrances.

4.2. Intentionally Left Blank.

4.3.    Equipment.

4.3.1. Maintenance of Goods. Debtor will do all things necessary to maintain, preserve, protect and keep the Collateral in good repair and working and saleable or operating condition.

4.3.2. Insurance. Debtor will (i) maintain fire and extended coverage insurance on its Equipment containing a lender's loss payable clause in favor of Secured Party and providing that said insurance will not be terminated except after at least 30 days' written notice from the insurance company to Secured Party, (ii) maintain such other insurance on the Collateral for the benefit of Secured Party as Secured Party shall from time to time request, (iii) furnish to Secured Party upon the request of Secured Party from time to time the originals of all policies of insurance on the Collateral and certificates with respect to such insurance and (iv) maintain general liability insurance naming Secured Party as an additional insured concerning all of the Collateral and each Debtor's business operations and activities in connection therewith.

4.4.    Intentionally Left Blank.

4.5.    Intentionally Left Blank.

4.6.    Intentionally Left Blank.

4.7. Organization Status. Debtor will preserve and maintain its existence and good standing in the state of its organization and in such other jurisdictions in which any Debtor is required by applicable law to qualify as a foreign organization.

4.8. Amendments of Charter Documents. Debtor will not, without the prior written consent of Secured Party (which may be withheld by Secured Party in the exercise of its discretion), cause, permit or consent to any amendment or modification of any Charter Document which might adversely affect Secured Party or otherwise reorganize, change or relocate the state or jurisdiction in which any Debtor has been created, formed and organized as a "registered organization" as that term is described and defined in the UCC.

ARTICLE V
DEFAULT

5.1. Definition of Default. The term "Default" shall mean the Occurrence of an Event of Default under the Loan Agreement.

5.2. Acceleration and Remedies. Upon the acceleration of the Indebtedness under the Loan Agreement, the Indebtedness shall immediately become due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, and Secured Party may exercise any or all of the following rights and remedies:

5.2.1. Those rights and remedies provided in this Security Agreement, the Loan Agreement, or any other Loan Document, provided that this Section 5.2.1 shall not be understood to limit any rights or remedies available to Secured Party prior to a Default.

5.2.2. Those rights and remedies available to a secured party under the UCC (whether or not the UCC applies to the affected Collateral) or under any other applicable law (including, without limitation, any law governing the exercise of a bank's right of setoff or bankers' lien) when a debtor is in default under a security agreement.

5.2.3. Without notice except as specifically provided in Section 8.1 or elsewhere herein, sell, lease, assign, grant an option or options to purchase or otherwise dispose of the Collateral or any part thereof in one or more parcels at public or private sale, for cash, on credit or for future delivery, and upon such other terms as Secured Party may deem commercially reasonable or that any obligation to clean-up or otherwise prepare the Collateral for sale. Secured Party may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered adversely to affect the commercial reasonableness of any sale of the
Collateral.

5.3. Debtor’s Obligations Upon Default. Upon the request of Secured Party after the occurrence of an Event of Default, Debtor will:

5.3.1. Assembly of Collateral. Assemble and make available to Secured Party the Collateral and all records relating thereto at any place or places reasonably specified by Secured Party.

5.3.2. Secured Party Access. Permit Secured Party, by Secured Party's representatives and agents, to enter any premises where all or any part of the Collateral, or the books and records relating thereto, or both, are located, to take possession of all or any part of the Collateral and to remove all or any part of the Collateral.

5.4. License. Secured Party is hereby granted a license or other right to use, following the occurrence and during the continuance of an Event of Default, without charge, all licenses and permits of Debtor, or any property of a similar nature, as they pertain to the Collateral, in completing production of, advertising for sale, and selling any Collateral, and, following the occurrence and during the continuance of an Event of Default, Debtor's rights under all such Collateral shall inure to Secured Party's benefit. In addition, Debtor hereby irrevocably agrees that Secured Party may, following the occurrence and during the continuance of an Event of Default, sell any of Debtor's Inventory directly to any person, including without limitation persons who have previously purchased Debtor's Inventory from such Debtor and in connection with any such sale or other enforcement of Secured Party's rights under this Agreement, may sell Inventory which bears any trademark owned by or licensed to Debtor and any Inventory that is covered by any copyright owned by or licensed to Debtor and Secured Party may finish any work in process and affix any trademark owned by or licensed to Debtor and sell such Inventory as provided herein.

ARTICLE VI
WAIVER, AMENDMENTS AND REMEDIES

No delay or omission of Secured Party to exercise any right or remedy granted under this Security Agreement shall impair such right or remedy or be construed to be a waiver of any Default or an acquiescence therein, and any single or partial exercise of any such right or remedy shall not preclude any other or further exercise thereof or the exercise of any other right or remedy. Each Debtor waives any right they may have to require Secured Party to pursue any third person for any of the obligation. No waiver, amendment or other variation of the terms, conditions or provisions of this Security Agreement whatsoever shall be valid unless in writing signed by Secured Party and then only to the extent in such writing specifically set forth. All rights and remedies contained in this Security Agreement or by law afforded shall be cumulative and all shall be available to Secured Party until the Indebtedness have been paid in full.

ARTICLE VII
PROCEEDS

7.1. Application of Proceeds. The proceeds of the Collateral shall be applied by Secured Party to payment of the Indebtedness in accordance with any applicable provisions of the Loan Agreement.

7.2. Sales on Credit. If Secured Party sells any of the Collateral upon credit, Borrower will be credited only with payments actually made by the purchaser, received by Secured Party and applied to the indebtedness of the Purchaser. In the event the purchaser fails to pay for the Collateral, Secured Party may resell the Collateral and Borrower shall be credited with the proceeds of the sale.

ARTICLE VIII
GENERAL PROVISIONS

8.1. Notice of Disposition of Collateral. Notice of the time and place of any public sale or the time after which any private sale or other disposition of all or any part of the Collateral shall be deemed reasonable if sent to Debtor, addressed as set forth in Article IX, at least ten (10) days prior to (i) the date of any such public sale or (ii) the time after which any such private sale or other disposition may be made. Secured Party shall have no obligation to clean up or otherwise prepare the Collateral for sale.

8.2.    Intentionally Left Blank.

8.3. Secured Party Performance of Debtor’s Obligations. Without having any obligation to do so, Secured Party may perform or pay any obligation which Debtor has agreed to perform or pay in this Security Agreement and Debtors shall reimburse Secured Party for any amounts paid by Secured Party pursuant to this Section 8.3. Debtor's obligation to reimburse Secured Party pursuant to the preceding sentence shall be a joint and several Obligation payable on demand.

8.4. Authorization for Secured Party to Take Certain Action. Debtor irrevocably authorizes Secured Party at any time and from time to time in the sole discretion of Secured Party and appoint Secured Party as their attorney in fact (i) to file financing statements necessary or desirable in Secured Party's sole discretion to perfect and to maintain the perfection and priority of Secured Party's security interest in the Collateral, (ii) following an Event of Default, to indorse and collect any cash proceeds of the Collateral, (iii) to file a carbon, photographic or other reproduction of this Security Agreement or any financing statement with respect to the Collateral as a financing statement and to file any other financing statement or amendment of a financing statement (which does not add new collateral or add a debtor) in such offices as Secured Party in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of Secured Party's security interest in the Collateral, (iv) [Intentionally Deleted], (v) to apply the proceeds of any Collateral received by Secured Party to the Indebtedness as provided in Article VII and (vi) to discharge past due taxes, assessments, charges, fees or Liens on the Collateral (except for such Liens as are specifically permitted hereunder), and Debtor agrees to reimburse Secured Party on demand for any payment made or any expense incurred by Secured Party in connection therewith, provided that this authorization shall not relieve Debtor of any of its obligations under this Security Agreement or under the Loan Agreement.

8.5. Specific Performance of Certain Covenants. Debtor acknowledges and agrees that a breach of any of the covenants contained in Sections 4.1.5, 4.1.6, 5.3, or 8.7 or in Article VII will cause irreparable injury to Secured Party, that Secured Party has no adequate remedy at law in respect of such breaches and therefore agrees, without limiting the right of Secured Party to seek and obtain specific performance of other obligations of Debtor contained in this Security Agreement, that the covenants of Debtor contained in the Sections referred to in this Section 8.5 shall be specifically enforceable against Debtor.

8.6. Use and Possession of Certain Premises. Upon the occurrence of an Event of Default, Secured Party shall be entitled to occupy and use any premises owned or, subject to any applicable landlord approval, leased by any Debtor where any of the Collateral or any records relating to the Collateral are located until the Indebtedness are paid or the Collateral is removed therefrom, whichever first occurs, without any obligation to pay Debtor for such use and occupancy.

8.7. Dispositions Not Authorized. Debtor is not authorized to sell or otherwise dispose of the Collateral except as set forth in Section 4.1.5 or as otherwise set forth in the Loan Agreement and notwithstanding any course of dealing between and among Debtor and Secured Party or other conduct of Secured Party, no authorization to sell or otherwise dispose of the Collateral (except as set forth in Section 4.1.5) shall be binding upon Secured Party unless such authorization is in writing signed by Secured Party.

8.8. Benefit of Agreement. The terms and provisions of this Security Agreement shall be binding upon and inure to the benefit of Debtor, Secured Party and their respective successors and assigns (including all persons who become bound as a debtor to this Security Agreement), except that Debtor shall not have any right to assign its rights or delegate its obligations under this Security Agreement or any interest herein, without the prior written consent of Secured Party.

8.9. Survival of Representations. All representations and warranties of Debtor contained in this Security Agreement shall survive the execution and delivery of this Security Agreement.

8.10. Taxes and Expenses. Any taxes (including income taxes) payable or ruled payable by Federal or State authority in respect of this Security Agreement shall be paid by Debtor, together with interest and penalties, if any. Debtor shall reimburse Secured Party for any and all out-of-pocket reasonable costs and expenses (including reasonable attorneys', auditors' and accountants' fees) paid or incurred by Secured Party in connection with the preparation, execution, delivery, administration, collection and enforcement of this Security Agreement and in the audit, analysis, administration, collection, preservation or sale of the Collateral (including the expenses and charges associated with any periodic or special audit of the Collateral). Any and all costs and expenses incurred by Debtor in the performance of actions required pursuant to the terms hereof shall be borne solely by Debtor.

8.11. Headings. The title of and Section headings in this Security Agreement are for convenience of reference only, and shall not govern the interpretation of any of the terms and provisions of this Security Agreement.

8.12. Termination. This Security Agreement shall continue in effect (notwithstanding the fact that from time to time there may be no Indebtedness outstanding) until (i) the Loan Agreement has terminated pursuant to its express terms and (ii) all of the Indebtedness has been indefeasibly paid and performed in full and no Commitments of Secured Party which would give rise to any Indebtedness are outstanding or otherwise remain in effect.

8.13. Entire Agreement. This Security Agreement embodies the entire agreement and understanding between and among Debtors and Secured Party relating to the Collateral and the respective rights of the parties hereto in connection with such Collateral.

8.14. CHOICE OF LAW. THIS SECURITY AGREEMENT AND ASSIGNMENT AND THE OTHER LOAN DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF OKLAHOMA AND THE LAW OF THE UNITED STATES APPLICABLE TO TRANSACTIONS IN SUCH STATE; PROVIDED, HOWEVER, THE LAWS OF THE STATE OF TEXAS SHALL GOVERN THE CREATION, PERFECTION AND ENFORCEMENT OF THE LIENS AND SECURITY INTERESTS GRANTED IN THIS SECURITY AGREEMENT AND ASSIGNMENT. DEBTOR HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT SITTING IN OR FOR ATOKA, OKLAHOMA (OR ANY COURT OF COMPETENT JURISDICTION WHERE ANY PORTION OF THE COLLATERAL IS LOCATED) OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS, AND SECURED PARTY HEREBY AGREES AND CONSENTS THAT, IN ADDITION TO ANY METHODS OF SERVICE OF PROCESS PROVIDED FOR UNDER APPLICABLE LAW, ALL SERVICE OF PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY STATE OR FEDERAL COURT SITTING IN OR FOR ATOKA, OKLAHOMA (OR ANY COURT OF COMPETENT JURISDICTION WHERE ANY PORTION OF THE MORTGAGED PROPERTY IS LOCATED) MAY BE MADE BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO DEBTOR AT THE ADDRESS OF DEBTOR FOR THE GIVING OF NOTICES PURSUANT TO ARTICLE IX HEREOF, AND SERVICE SO MADE SHALL BE COMPLETE FIVE (5) DAYS AFTER THE SAME SHALL HAVE BEEN SO MAILED.

8.15. Waivers by Debtors. In case of any Event of Default, neither Debtor nor any Person claiming by, through or under Debtor, to the extent Debtors may lawfully so agree, shall claim or seek to take advantage of any appraisement, valuation, stay, extension or redemption law now or hereafter in force in any locality where any of the Collateral is situated for purposes of applicable law, in order to prevent or hinder the enforcement of this Agreement, or the absolute sale of the Collateral, or the final and absolute putting into possession thereof, immediately after such sale, of the purchaser thereto; and Debtor in its own right and for all who may claim under them, hereby waive, to the full extent that it may lawfully do so, the benefit of all such laws and any and all right to have the Collateral marshaled upon any enforcement of the security interest herein granted, and agree that Secured Party or any court having jurisdiction to enforce the security interest may sell the Collateral in parts or as an entirety.

ARTICLE IX
NOTICES

All notices, requests and other communications to Debtor or to Secured Party hereunder shall be in writing and shall be sufficiently given (a) to Secured Party, if addressed or delivered to Secured Party in accordance with the notice provisions of the Loan Agreement and (b) to Debtor, if addressed or delivered to Debtor in accordance with the notice provisions of the Loan Agreement.

IN WITNESS WHEREOF, Debtor and Secured Party have executed this Security
Agreement, effective as of the date first above written.

Debtor:    Mile High LNG LLC, a Delaware limited liability company

By:

__________________________________
Andrew L. Puhala, Authorized Person
Sr. Vice President & CFO, Stabilis Solutions, Inc.
Stabilis GDS, Inc. (formerly Prometheus Energy Group, Inc.), a Delaware corporation

By:

__________________________________
Andrew L. Puhala, Authorized Person
Sr. Vice President & CFO, Stabilis Solutions, Inc.
Stabilis LNG Eagle Ford LLC, a Delaware limited liability company

By:

__________________________________
Andrew L. Puhala, Authorized Person
Sr. Vice President & CFO, Stabilis Solutions, Inc.
Stabilis Energy Services, LLC, a Texas limited liability company

By:

___________________________________
Andrew L. Puhala, Authorized Person
Sr. Vice President & CFO, Stabilis Solutions, Inc.

IN WITNESS WHEREOF, Debtor and Secured Party have executed this Security
Agreement effective as of the date first above written.

Secured Party:	AmeriState Bank

By
Joe Geisler, Vice President